Exhibit 10.15

BUSINESS SERVICES AGREEMENT

This Business Services Agreement (this “Agreement”) is effective January 1, 2007, between ExploraMed Development, L.L.C., a Delaware limited liability company (“ExploraMed”), having an office at 2570 W. El Camino Real, Suite 310, Mountain View, California 94040 and Acclarent, Inc., a Delaware corporation (“Acclarent”), having an office at 1525-B O’Brien Drive, Menlo Park, CA 94025.

ARTICLE I

SERVICES

1.1 Engagement. ACCLARENT hereby engages ExploraMed, and ExploraMed hereby agrees, as an independent contractor, to provide office space and business equipment as well as a variety of startup services to ACCLARENT (the “Services”). In exchange for ExploraMed’s provision of the Services, ACCLARENT hereby agrees to pay ExploraMed a monthly fee equal to (i) the actual expenses of ExploraMed (paid or incurred) on behalf of ACCLARENT and (ii) the actual services of ExploraMed incurred on behalf of ACCLARENT plus a mark-up of five (5) percent.

1.2 Invoices. ExploraMed will provide monthly invoices to ACCLARENT no later than 15 business days following the end of each month. All invoices will be paid by ACCLARENT in the ordinary course in full without any deductions or credits of any kind. Any requests for credit or deduction will be processed in the form of a separate invoice.

1.3 Compensating Adjustments. Prior to the end of each fiscal year, a determination will be made as to whether the amounts charged by ExploraMed to ACCLARENT produce an arm’s length result. To the extent that there are excesses or inadequacies in the amounts charged, the parties agree that a compensating adjustment will be paid between the parties for the year in question to bring the charges in line with arm’s length terms. Any such adjustment will be made prior to year end or prior to closing the books for the year so that they are reflected in the results of the year in question.

ARTICLE II

EMPLOYMENT ISSUES

2.1 The parties anticipate that ExploraMed will perform the Services by means of the personal services of its employees, as well as independent contractors. It is expressly acknowledged and agreed that ExploraMed shall have no power or authority to obligate ACCLARENT to pay any compensation to the employees or independent contractors of ExploraMed.

2.2 ExploraMed hereby agrees that each individual who serves as an employee or consultant of ExploraMed and provides services to or for the benefit of ACCLARENT in connection with the Services shall, at all relevant times, be subject to a written employment agreement or consulting agreement that contains customary intellectual property assignment and confidentiality provisions adequately preserving the parties’ rights under ARTICLE III herein.

ARTICLE III

INTELLECTUAL PROPERTY AND CONFIDENTIALITY

3.1 Intellectual Property. Any intellectual property conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or consultants of ExploraMed in the course of performing the Services shall be the property of ACCLARENT, and ExploraMed shall not acquire any rights therein. ACCLARENT grants ExploraMed a limited, non-exclusive license during the term of this Agreement to use the intellectual property solely for the purposes of performing the Services. Except as set forth herein, nothing in this Agreement shall be construed as an assignment or grant of any rights with respect to either party’s intellectual property.

3.2 Confidentiality. The parties agree not to disclose or use (except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder) any Confidential Information of the other party obtained prior to or during the Term until five years after the later of (i) the date of this Agreement, or (ii) the receiving party’s receipt of such Confidential Information. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure of Confidential Information by its present and future employees, officers, agents, subsidiaries, or consultants during such period.

“Confidential Information” means know-how, trade secrets, and unpublished information disclosed (whether before or during the term of this Agreement) by one of the parties (the “disclosing party”) to the other party or such other party’s designee (the “receiving party”), and which is marked or designated as proprietary or confidential as provided below, excluding information that:

(a) was already in the possession of receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);

(b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

(c) is or becomes available to receiving party from a source other than the disclosing party which source, to the best of receiving party’s knowledge, has rightfully obtained such information and has no obligation of nondisclosure or confidentiality to the disclosing party with respect thereto;

(d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis;

(e) is independently developed by the receiving party completely without reference to any Confidential Information of the disclosing party, as evidenced by the receiving party’s written records; or

(f) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts, of the receiving party.

All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend “Proprietary,” “Confidential” or words of similar import or, if disclosed in any manner other than writing, shall be designated as such and, preferably, followed by confirmation that such information is confidential by the disclosing party within 30 days.

ARTICLE IV

MISCELLANEOUS

4.1 Term. The term of this Agreement shall commence as of the effective date above and shall end upon the effective time of a termination election made by either party acting in its sole and absolute discretion (upon not less than 5 days’ written notice to the other party).

4.2 Indemnification. ACCLARENT agrees to indemnify, defend and hold harmless ExploraMed and its directors, officers, employees, and agents (the “Indemnified Parties”) from and against any and all losses, claims, damages or liabilities to which ExploraMed may become liable to third parties arising out of or in connection with the rendering of services by ExploraMed to or on behalf of ACCLARENT hereunder, unless it is finally determined by a court or arbitration that such losses, claims, damages or liabilities resulted from the negligence or willful misconduct of ExploraMed. ExploraMed and ACCLARENT acknowledge that ExploraMed provides services to and on behalf of entities other than ACCLARENT (the “Other Services”) and further acknowledge that ACCLARENT has no obligation under the terms of Section 4.2 with regard to the Other Services.

4.3 Survival of Certain Obligations. Following the conclusion of the term of this Agreement, the parties shall continue to be bound by the terms of Section 3.2 and 4.2.

4.4 Entire Agreement. This Agreement contains the entire understanding among the parties, and supersedes any prior written or oral agreement between them, respecting the subject matter hereof There are no representations, agreements, arrangements, or understandings, oral or written, among the parties relating to the subject matter hereof which are not fully expressed in this Agreement.

4.5 Amendment. This Agreement may be amended, in whole or in part, only through a written amendment executed by both parties.

4.6 Counterparts. This Agreement may be executed in any number of counterparts and, when so executed, all of such counterparts shall constitute a single instrument binding upon both parties notwithstanding the fact that both parties are not signatory to the original or to the same counterpart.

4.7 No Third Party Beneficiaries. The provisions of this Agreement are not intended to be for the benefit of or enforceable by any third party.

4.8 Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

4.9 Governing Law. The interpretation and enforceability of this Agreement and the rights and liabilities of the parties as such shall be governed by the laws of the State of California as such laws are applied in connection with agreements entered into and wholly performed upon in California by residents of California. To the maximum extent permitted by applicable law, the provisions of this Agreement shall supersede any contrary provisions of applicable law.

4.10 No Partnership /Agency. The parties acknowledge and agree that, as of the date first above written, no partnership or agency relationship exists among the parties, whether by virtue of this Agreement or otherwise.

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IN WITNESS WHEREOF, the parties have executed this Business Services Agreement as of the date first above written.

EXPLORAMED Development, L.L.C.,
a Delaware limited liability company

By:	/s/ Joshua Makower
Name:	Joshua Makower
Title:	Member

ACCLARENT, INC.
a Delaware corporation

By:	/s/ William Facteau
Name:	William Facteau
Title:	President and Chief Executive Officer

[Signature Page to Business Services Agreement]